                                                               EXHIBIT 23(i)(4)

July 28, 1997

                           CONSENT OF MERRILL LYNCH

  We hereby consent to the use of our opinion letter dated April 22, 1997 to the Board of Directors of CB Commercial Real Estate Services Group, Inc. and our letter dated June 6, 1997 to CB Commercial Real Estate Services Group, Inc. included as Appendix 3 to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Koll Real Estate Group with and into CBC Acquisition Corporation, a wholly owned subsidiary of CB Commercial Real Estate Services Group, Inc. and to the references to such opinion and letter in such Proxy Statement/Prospectus under the captions Summary and Opinion of Financial Advisor. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          MERRILL LYNCH, PIERCE, FENNER &
                                                SMITH INCORPORATED


                                          By:   /s/ Victoria K. Collison
                                             ---------------------------------